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                                                                    Exhibit 10.4

                              Employment Agreement

      THIS EMPLOYMENT AGREEMENT, is made and entered into as of the first day of January, 1996, by and between GTS Group, Inc. a Delaware corporation (the "Corporation"), and Bruce C. Rudy (the "Employee").

                                   WITNESSETH:

      WHEREAS, the Employee has substantial experience in the planning and development of telecommunications ventures;

      WHEREAS, the Corporation desires to employ the Employee, and the Employee desires to be employed by the Corporation, in accordance with the terms and provisions herein contained;

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.    Employment.

      (a) The Corporation hereby employs the Employee, and the Employee hereby accepts such employment, on the terms, and subject to the conditions herein contained.

      (b) The Employee shall be seconded to work at the Corporation's affiliate, GTS-Hermes, Inc. ("GTS-Hermes") and its subsidiary in Brussels, Belgium, Hermes Europe Railtel B.V. ("Hermes"), as the Vice President and Director of Business Planning and Development of Hermes. In his capacity as Vice President and Director of Business Development, Planning and Regulatory Affairs for Hermes, the Employee shall report to and perform such duties and exercise such power and authority as may from time to time be delegated to the Employee by the Managing Director of Hermes.

      (c) The Employee shall devote all of the Employee's business time and attention and dedicate with the Employee's best efforts toward the fulfillment and execution, including performance criteria, of the Employee's defined duties pursuant to this Employment Agreement.

      2.    Term.

      (a) The initial term of the employment of the Employee under this Employment Agreement shall be three years commencing on January 1, 1996, and continuing, unless sooner terminated pursuant to Section 9, to and including December 31, 1998.

      (b) Thereafter this Agreement shall terminate, unless (i) at least one hundred and twenty days prior to the date of termination of the initial term or any extension or renewal thereof (the "Term") either party requests verbally or in writing and in accordance with the notice requirements of Section 15 an extension of the Agreement (the Term of such extension shall be confirmed in writing by a formal agreement extension approval from the Managing Director of Hermes (the "Renewal Approval") within forty-five days of receipt).

      3.    Compensation
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      (a) During the initial 24 consecutive month period of service, the
Employee shall be paid a salary at the rate of one hundred thirty five thousand dollars ($135,000) per annum, payable in accordance with the Corporation's customary payroll practices for Employees.

      (b) At the end of each fiscal year the Managing Director of Hermes shall review the performance of the Employee, and in connection with such review shall review the salary of the Employee, and shall make a recomendation with respect to adjustment to the base salary to the Chief Executive Officer of the Corporation who shall make such adjustment to the base salary, if any, in his sole and absolute discretion, deem appropriate.

      (c) For the purposes of this Agreement, "Salary" shall mean any payment by the Corporation to the Employee pursuant to this Section 3.

      4.    Bonus Opportunities.

      (a) As additional compensation opportunities for the Employee hereunder, the Corporation or Hermes shall provide to the Employee a bonus program which allows for possible incentive compensation (the "Bonus") in respect of each fiscal year of the Corporation. Subject to the provisions of Section 4(b), the basis for such bonus, shall be based on performance achievements by the Corporation and the Employee. Incentive award opportunities shall be up to fifteen percent (15%) of the Salary of the Employee in any fiscal year. The Bonus plan will be reviewed and adjusted on an annual basis, if deemed appropriate, by the Chief Executive Officer of the Corporation in coordination with the Compensation Committee of the Board of Directors of the Corporation, in its sole and absolute discretion.

      (b) The formula or other methods for determining the Bonus for the Employee in each fiscal year shall be determined by the Chief Executive Officer in coordination with the Compensation Committee of the Board of Directors of the Corporation, and shall be based upon the performance of the Corporation and the Employee in such fiscal year as compared with the projected expected performance of the Corporation for such fiscal years. The actual amount of the Bonus paid to the Employee in respect to the performance of any fiscal year of the Corporation shall be subject to the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Corporation.

      (c) All bonuses with respect to any fiscal year of the Corporation shall be paid as soon as practical subsequent to the issuance of the consolidated financial statements of the Corporation.

      (d) The Employee shall have the opportunity to earn an additional deferred bonus (the "Deferred Bonus") of up to fifteen per cent (15%) of the Salary of the Employee earned. The Deferred Bonus, if any, shall be in an amount equal to the Bonus, and payable on December 31, 1998, provided that the employee continues to be employed by the Corporation on December 31, 1998.

      5. Stock Option Plan. GTS-Hermes has adopted the 1994 GTS-Hermes Stock Option Plan, (the "Plan") for its employees. Subject to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A, and the execution and delivery of an option agreement (the "Option Agreement"), in the form annexed hereto as Exhibit B, Hermes to grant to the Employee options to purchase a number of shares of common stock of GTS-Hermes (the "Common Stock"). The number of shares of Common Stock


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which shall be subject to the option shall be an amount equal to one-half of one per centum (0.5%) of the outstanding shares of GTS-Hermes on the date of grant.

      6.    Benefits.

      (a) During the Term, the Employee shall be entitled to receive such benefits and to participate in such employee group benefit plans as are generally provided by the Corporation, or made available by the Corporation, to its Employees, including without limitation, but subject to the conditions imposed by the carriers, any medical, health, disability and life insurance policies.

      (b) During the Term, the Corporation or Hermes shall provide to the Employee, at the its expense, use of a late model automobile appropriate in the geographic location of Employee's residence, and acceptable to the Corporation.

      (c) During the Term, the Corporation or Hermes shall provide business class transportation (or coach class transportation with an upgrade to business class if more economical to the Corporation) to and from the United States for one trip per annum for Employee and Employee's immediate family living with Employee. Until such time as the Employee's family shall be relocated to Belgium, the Corporation or Hermes shall provide Employee a travel allowance of up to US $2,400 per month.

      (d) During the Term, the Corporation or Hermes shall provide Employee a housing allowance of 45,000 Belgian Francs per month. The Corporation or Hermes shall provide for the relocation of Employee's household goods to Belgium from their location in Sudbury, MA USA; provided, that the Employee shall have provided the Company a written notice of election to have such household goods moved to Belgium; provided, further, that the Corporation or Hermes shall only be obligated to relocate such household good if it shall not have provided Employee with a Notice of Termination, or the employment of the Employee is otherwise terminated, on or before July 2 1996. Any such relocation of the household goods of the Employee shall be in accordance with the Corporation's relocation policy.

      (e) The Corporation or Hermes shall pay to the Employee during the Term an amount per annum as shall compensate the Employee for tax equalization in connection with the requirement that the Employee reside outside the United States in accordance with the Corporation's tax equalization policy. The Corporation or Hermes shall prepare all all tax returns for the Employee.

      7.    Expense Reimbursement.

      (a) During the Term, the Corporation or Hermes shall reimburse the Employee for all reasonable expenditures actually and necessarily paid or incurred by the Employee in the course of and pursuant to the business of the Corporation. Such reimbursement shall be subject to the submission to the Corporation or Hermes by the Employee of appropriate documentation and/or vouchers, and shall be made in accordance with the customary procedures of the Corporation for expense reimbursement, as may from time to time be established.

      (b) Should the Corporation provide Employee with a credit card, Employee acknowledges complete personal responsibility for all charges made on such credit card. Any charges received by the Corporation for expenses not documented on an approved expense report may be deducted by the Corporation from the Employee's payroll check.


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Upon termination of this Agreement, non approved charges shall be deducted from the last payroll check issued to the Employee.

      8. Vacation. In each fiscal year of the Corporation during the Term, the Employee shall be entitled to four weeks vacation time, which shall not be cumulative from year to year without the prior written consent of the Corporation.

      9.    Termination.

      (a) Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall at all times have the right to terminate immediately this Agreement and the employment of the Employee hereunder for "Cause" by written notice to the Employee in accordance with Section 15. For the purpose of this Agreement, the term "Cause" shall mean any action of the Employee or any failure to act by the Employee which constitutes:

            (i) fraud, embezzlement or any felony in connection with the Employee's duties as an Employee officer of the Corporation or any subsidiary or affiliate of the Corporation, or willful misconduct or the commission of any other act which causes or may reasonably be expected to cause substantial economic or reputational injury to the Corporation or any such subsidiary or affiliate of the Corporation, including any violation of the Foreign Corrupt Practices Act, as described in Section 13 of this Agreement;

            (ii) a continuing conflict of interest or continuing failure to follow reasonable directions or instructions of the Board of Directors or Chief Executive Officer of the Corporation. A conflict of interest or a failure to follow directions of the Chief Executive Officer of the Corporation shall be deemed to be continuing if the Employee shall have received written notice thereof and shall have not terminated the conflict of interest or failure to follow directions within thirty days after receipt of such notice;

            (iii) an extended period of absence by the Employee from the performance of the obligations of the Employee provided hereunder, which absence shall be for a reason other than a disability, and which has not been approved in writing in advance by the Managing Director of Hermes or the Chief Executive Officer of the Corporation; or

            (iv) a failure to meet minimum satisfactory performance requirements for a performance period as determined by the Managing Director of Hermes.

      (b) Notwithstanding anything to the contrary contained in this Agreement, the Corporation, by written notice to the Employee, shall at all times have the right to terminate this Agreement and the employment of the Employee hereunder if the Employee shall experience a "Total Disability". For the purpose of this Agreement, the term "Total Disability" shall mean any mental or physical illness, condition, disability or incapacity as shall:

            (i) prevent the Employee from reasonably discharging required services and employment duties hereunder;

            (ii) be attested to in writing by a physician or a group of physicians acceptable to the Corporation; and


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            (iii) continue during any period of six consecutive months or for periods aggregating six months in any twenty four month period.

      A Total Disability shall be deemed to have occurred on the last day of such applicable six month period.

      (c) This Agreement shall terminate automatically upon the date of the death of the Employee.

      (d) The Employee may terminate the Agreement at any time by giving 120 days written notice to the Corporation in accordance with Section 15. Upon giving such notice, the Employee shall be continued in employment with the Corporation for the full 120 days of the notice period, be continued in employment with the Corporation without the existence of an employement agreement, or at the discretion of the Corporation may be paid the Employee's salary and have applicable benefits hereunder continued for such 120 days period in lieu of continued employment. Failure of the Employee to provide the full 120 days notice shall be deemed a breach of the agreement by the Employee and permit the Corporation to cease immediately the compensation and benefits provided herein, and if deemed necessary, to take remedial action to prohibit any further damages as may occur from the breach by the Employee.

      10.   Payments Upon Termination.

      (a) If the Corporation shall terminate the employment of the Employee under this Agreement pursuant to Section 9(a) hereof, or if the employment of the Employee hereunder shall be terminated by the Employee other than in accordance with Section 2 or Section 9(d), then, in any such event, the Corporation shall have no obligation to pay to the Employee base salary or any other compensation or benefits provided under this Agreement for any period after the date of such termination, or to pay any Bonus for the year in which such termination occurs; provided, however, that the Corporation shall pay all Salary earned by the Employee prior to the date of such termination and the reimbursement of all expenses incurred by the Employee prior to the date of such termination in accordance with Section 7 hereof. Upon termination pursuant to
Section 9(a) or by the Employee other than in accordance with Section 2 or
Section 9(d), all options granted to the Employee pursuant to Section 5 shall immediately be canceled and no further options shall vest.

      (b) If the employment of the Employee hereunder shall terminate pursuant to subsections 9(b) or (c) hereof, if the employment of the Employee shall be terminated by the Corporation in accordance with Section 2 hereof, or if the Employee shall be terminated by the Corporation other than in accordance with the provisions of this Agreement, the Corporation shall pay to the Employee or the Employee's Estate, as the case may be, the Salary and target Bonus for the fiscal year in which the termination occurs, prorated for the number of weeks during which the Employee was employed by the Corporation during such fiscal year.

      (c) In the event that the Corporation terminates the employment of the Employee by delivering notice in accordance with Section 2, or for any reason other than those set forth in Section 9 above, the Employee shall receive as severance an amount equal to 120 days of Salary and benefits. Such severance pay shall be paid in equal monthly installments, commencing the month following such termination, and shall be payable in accordance with the Corporation's customary practices for Employees.


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      (d) In the event that the employment of the Employee is terminated due to a Total Disability or the death of the Employee in accordance with Section 9(b) or 9(c) hereof, then the Employee or his designated beneficiary, as the case may be, shall receive such amounts as are provided for in the disability policy or life insurance policy provided by the Corporation for the benefit of the Employee.

      11. Covenants of the Employee. In order to induce the Corporation to enter into this Agreement and employ the Employee hereunder, the Employee hereby covenants and agrees as follows:

      (a) During the term and for a period of twelve months thereafter, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly, own, acquire, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his/her name to be used in connection with:

            (i) any business or enterprise engaged in the business of providing carrier's carrier services in the European Union, including but not limited to the following businesses or enterprises: AT&T/Unisource, /Atlas, Phoenix (this subparagraph shall include any business operations and activities that Hermes will expand into after the date this agreement is extended); and

            (ii) in a geographic area in which the Corporation or any of its affiliates is operating either during the term or on the date Employee's employment terminates and within which the Employee provides services or has responsibility for the business operations and activities of the Corporation, including but not limited to the following: the member states of the European Union and the EFTA (including any area into which the Corporation's business operations or activities expand after the date hereof and within which the Employee provides services or as responsibility for such business operations or activities) (the "Geographic Area).

      It is recognized by the Employee that the business of the Corporation, Hermes, and their respective affiliates and the Employee's connection therewith is or will be involved in activity throughout the Geographic Area and that more limited geographical limitations on this non-competition covenant are therefore not appropriate.

      The foregoing provisions of this Section 11(a) shall not prevent the Employee from acquiring and/or owning not more than nine per cent of the equity or debt securities of any company which has securities listed for trading on a recognized securities exchange or are regularly traded in the National Association of Securities Dealers Automated Quotation System.

      (b) The Employee shall not at any time, other than in the ordinary course of business of the Corporation, when and if required, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information concerning the financial condition, suppliers, customers, lessors, lessees, sources of leads for and methods of obtaining new business or the methods generally of doing and operating the respective businesses of the Corporation, its affiliates and subsidiaries, except that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process.


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      (c) During the Term and for a period of twelve months thereafter, the
Employee shall not, without the prior written consent of the Corporation, directly or indirectly through any other individual or entity:

            (i) solicit, entice, persuade or induce any individual who currently is, or at any time during the Term shall be, an employee of the Corporation, or any of its affiliates, to terminate or refrain from renewing or extending such person's employment with the Corporation or such subsidiary or affiliate, or to become employed by or enter into contractual relations with any other individual or entity, and the Employee shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity; or

            (ii) except in accordance with the Executive's duties hereunder on behalf of the Corporation, solicit, entice, persuade, or induce any individual or entity which currently is, or at any time during the Term shall be, a customer, supplier, lessor or lessee of the Corporation, or any of its subsidiaries or affiliates, to terminate or refrain from renewing or extending its contractual or other relationship with the Corporation or such subsidiary or affiliate, and the Employee shall not approach any such customer, supplier, lessor or lessee for such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

      12. Specific Performance. The Employee acknowledges that a breach or violation by the Employee of the covenants or agreements contained in Sections 11 and 13 of this Agreement would cause irreparable harm and damage to the Corporation if such provisions are not specifically enforced, the monetary amount of which would be impossible to ascertain. Therefore, the Corporation shall be entitled to enforce such provisions in a court of equity by a decree of specific performance and to obtain an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in Sections 11 and 13 of this Agreement by the Employee and/or his employees, associates, partners or agents, or entities controlled by one or more of them, either directly or indirectly. Such remedies shall be cumulative and not exclusive and shall be in addition to whatever other rights or remedies the Corporation shall have for damages for a breach by the Employee of the covenants or agreements contained in Section 11 or elsewhere in this Agreement. Notwithstanding anything herein to the contrary, the Corporation hereby expressly reserves the right to seek damages and other economic remedies for a breach by the Employee of the covenants or agreements contained in Section 11 or elsewhere in this Agreement.

      13. Foreign Corrupt Practices Act. You agree to comply in all respects with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA), as amended, which provides generally that: under no circumstances will foreign officials, representatives, political parties or holders of public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts or orders hereunder. Your failure to comply in all respects with the provisions of the FCPA shall constitute a material breach by you of your obligations hereunder and shall entitle SFMT to terminate this Agreement immediately. A copy of the Corporation's FCPA policy is annexed hereto as Exhibit C:

      14. No Delegation. The Employee shall not delegate his employment obligations under this Agreement to any other person.


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      15. Renewal Notices. Any renewal requests permitted must be approved by the Compensation Committee according to the terms of this Agreement and must be approved in writing and with appropriate confirmation of receipt, certified mail, return receipt requested, or overnight courier to the following addresses:

                    If to the Corporation:  GTS Group, Inc.
                                            1751 Pinnacle Drive
                                            North Tower 12th Floor
                                            McLean, VA 22102 USA
                                            Attention:General Counsel

                       If to the Employee:  1074 Concord Road
                                            Sudbury, MA 01776 USA

      Either party may change the address to which notices, requests, demands and other communications to such party shall be delivered personally or mailed by giving notice thereof to the other party hereto in the manner herein provided. Renewal notices shall be deemed approved at the time when such are approved by the Managing Director of Hermes .

      16. Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

      17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the parties hereto; provided, however, that the waiver by any party of compliance by any other party with respect to any provision hereof or of any breach by such other party need be signed only by the party waiving such provision or breach; provided, further, that the waiver by either party hereto of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

      18. Severability. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable in any respect, such provision shall be not force and effect, but the illegality, invalidity or unenforceability of any other provision of this Agreement, but this Agreement shall be constured as if such illegal, invalid or unenforceable provision had never been contained herein.

      19. Choice of Laws. The Employee and the Corporation intend and hereby acknowledge that jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the Commonwealth of Virginia, and this Agreement shall be governed by the laws of the Commonwealth of Virginia as to the validity, interpretation, and enforcement thereof.

      20. Arbitration. Any and all disputes, controversies and cliams arising out of or relating to this Agreement, shall be settled and determined by arbitration conducted before a panel of three arbitrators in Virginia in accordance with the rules of the American Arbitration Association then in effect. The arbitrators' award shall be final and binding upon the Corporation and the Employee, and judgement confirming such arbitration may be entered thereon in any court having juridiction over such proceedings.


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      21. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

      22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

GTS GROUP, INC.


by: [Illegible]                                 /s/ Bruce C. Rudy
    ----------------------------------          -------------------------
    Title: Vice President - General Counsel     Bruce C. Rudy



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